Exhibit 10.3

Execution Version

Termination Letter Agreement

May 2, 2023

Allurion Technologies, Inc.

11 Huron Drive

Natick, MA 01760

Re:   Termination of Side Letter

Ladies and Gentlemen:

Reference is made to that certain (a) Convertible Note Purchase Agreement, dated as of February 15, 2023 (as amended or restated, the “Convertible Note Purchase Agreement”), by and among Allurion Technologies, Inc., a Delaware corporation (the “Company”), the undersigned holder of the Convertible Note (as defined below) (the “Holder”), and the other investors listed in Exhibit A thereto, (b) Convertible Unsecured Promissory Note, dated as of March 15, 2023 (as amended or restated, the “Convertible Note”), issued by the Company to the Holder, and (c) side letter, dated as of March 15, 2023, attached hereto as Exhibit A (the “Side Letter”), by and between Company and the Holder. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Convertible Note Purchase Agreement.

Whereas, the Company desires to terminate the Side Letter;

Whereas, the Company desires to prepay, in one or more transactions, all or a portion of the outstanding principal amount, plus accrued interest, under the Convertible Unsecured Promissory Note (the “Hunter Note”) held by Hunter Ventures Limited (“Hunter”), including by way of (i) a $2,000,000 payment in cash by the Company to Hunter on the date hereof (the “Prepayment”) and (ii) immediately prior to the consummation of the proposed deSPAC Transaction between the Company and Compute Health Acquisition Corp., a Delaware corporation, an additional payment of at least $6,000,000, up to the outstanding principal amount, plus accrued interest, under the Hunter Note as of such time (such additional repayment pursuant to this clause (ii), the “Additional Payment” and such amount, together with the amount of the Prepayment, the “Repayment Amount”) (the repayment contemplated by clauses (i) and (ii), the “Repayment”) by way of (a) payment in cash by the Company and/or (b) the sale and transfer of all or any portion of the Hunter Note, equivalent in value to the portion of the Additional Payment to be repaid pursuant to this clause (ii)(b), to any person or persons designated in writing by the Company; and

Whereas, the Requisite Majority (as defined in the Convertible Note) has consented in writing to the Repayment and the other transactions contemplated by this letter agreement (this “Agreement”) in accordance with Section 3 of the Convertible Note.

In consideration for good and valuable consideration, the undersigned parties hereby agree as follows:

1. Termination of the Side Letter. The Company and the Holder agree that, effective as of the date hereof, the Side Letter attached hereto as Exhibit A is hereby terminated and of no further force and effect and that each of the parties thereto are hereby released from any and all obligations thereunder, without any further action required by any person.

2. Waiver of Proportionate Repayment Obligations. The Company and the Holder agree that, as they may relate to the Repayment, each of the provisions and obligations described in Section 3 of the Convertible Note relating to application of payments are hereby waived and of no further force and effect, without any further action required by any person.

3. Successors and Assigns. This Agreement shall be binding upon each of the parties and their respective agents, affiliates, related parties, successors and assigns.

4. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto and supersedes and preempts any prior and/or contemporaneous understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

5. Tax Matters. The Holder shall, prior to the Closing, execute and deliver to the Company a completed Internal Revenue Service (“IRS”) Form W-8, or IRS Form W-9, as applicable. To the extent the Holder has not provided an IRS Form W-9 to the Company in accordance with this Section 5, the Holder represents and warrants that it (i) has not made, and will not make, any investment decisions with respect to the termination of the Side Letter and (ii) has not negotiated or executed the termination of the Side Letter, in each case, from within the United States.

6. Counterparts. This Agreement may be executed in two (2) or more counterparts, including by facsimile or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions will nevertheless remain effective and enforceable to the greatest extent permitted by law.

[Remainder of page intentionally left blank]

If the foregoing correctly sets forth our understanding of the subject matter hereof, please so indicate by executing this Agreement in the space provided below.

Very truly yours,

ALLURION TECHNOLOGIES, INC.

By:	/s/ Shantanu Gaur
	Name:	Shantanu Gaur
	Title:	Chief Executive Officer

[Signature Page to Termination Letter Agreement]

Agreed and accepted on

the date first above written:

HOLDER: Jason Gulbinas

By:	/s/ Jason Gulbinas
	Name:	Jason Gulbinas

[Signature Page to Termination Letter Agreement]